Exhibit 24(d)

Gulf Power Company

One Energy Place

Pensacola, Florida 32520

950 444 6111

February 1, 2008

Mr. Thomas A. Fanning The Southern Company 30 Ivan Allen, Jr. Blvd, NW Atlanta GA 30308	Mr. Wayne Boston Southern Company Services, Inc. 241 Ralph McGill Blvd. NE Atlanta GA 30308-3374

Dear Sirs:

Re: Forms 10-K and 10-Q

Gulf Power Company proposes to file or join in the filing of reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the following: (1) its Annual Report on Form 10-K for the year ended December 31, 2007, and (2) its 2008 quarterly reports on Form 10-Q.

Gulf Power Company and the undersigned Directors and Officers of said Company, individually as a Director and/or as an Officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.

Sincerely,

By	/s/Susan N. Story
Susan N. Story
President and Chief Executive Officer

/s/C. LeDon Anchors C. LeDon Anchors	/s/Susan N. Story Susan N. Story
/s/William C. Cramer, Jr. William C. Cramer, Jr.	/s/Ronnie R. Labrato Ronnie R. Labrato
/s/Fred C. Donovan, Sr. Fred C. Donovan, Sr.	/s/Constance J. Erickson Constance J. Erickson
/s/William A. Pullum William A. Pullum	/s/Susan D. Ritenour Susan D. Ritenour
/s/Winston E. Scott Winston E. Scott

Extract from unanimous written consent of the board of directors of Gulf Power Company.

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RESOLVED, That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 2007, and its 2008 quarterly reports on Form 10-Q, and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company, the members of its Board of Directors, and its Officers, are authorized to give their several powers of attorney to Thomas A. Fanning and Wayne Boston.

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The undersigned officer of Gulf Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted by unanimous written consent of the board of directors of Gulf Power Company, effective February 1, 2008, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 25, 2008	GULF POWER COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary